EXHIBIT 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement"), dated as of this 30th day of September, 2014, by and between M-TRON INDUSTRIES, INC., a Delaware corporation (the "Borrower"), and CITY NATIONAL BANK OF FLORIDA, its successors and/or assigns  (the "Lender"), whose address is 25 West Flagler Street, Miami, Florida 33130.
RECITALS
A.            Borrower has requested and Lender has agreed to make a revolving credit facility to Borrower in the maximum principal amount of Three Million and 00/100 Dollars ($3,000,000.00) (the "Loan") to be used by Borrower to finance Borrower's working capital needs occurring in the ordinary course of Borrower's business and Borrower's future acquisitions, subject to the terms and conditions contained in this Agreement.

B.            Borrower and Lender have negotiated the terms and conditions of, and wish to enter into, this Agreement in order to set forth the terms and conditions of the Loan.

 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, Borrower and Lender agree as follows:
1.            DEFINITIONS.  As used in this Agreement the terms listed below shall have the following meanings unless otherwise required by the context:
(a)             Code:  Means the Uniform Commercial Code (or any successor statute), as adopted and in force in Florida or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.  Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the Code and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the Code.

(b)            Collateral:  Shall have the meaning set forth in the Security Agreement.

(c)            Financing Statements:  The financing statements from Borrower to Lender to perfect Lender's security interest in the personal property described in the Security Agreement.

(d)            GAAP: Generally accepted accounting principles consistently applied, as adopted in the United States, and as amended from time to time.

(e)            Governmental Authority:   Any governmental or quasi-governmental authority, agency, authority, board, commission, or governing body authorized by federal, state or local laws or regulations as having jurisdiction over the Lender or the Borrower.

(f)            LGL Group:  The LGL Group, Inc., a Delaware corporation, the parent owner of Borrower.

(g)             Loan: That certain credit facility in the amount of Three Million and 00/100 Dollars ($3,000,000.00), as evidenced by the Note and secured by the Security Agreement and other Loan Documents as provided herein.

(h)            Loan Documents:  Any and all documents evidencing, securing, or executed in connection with the Loan, including, without limitation, the Note, the Security Agreement and this Agreement.

(i)            Note: That certain Revolving Promissory Note dated as of even date herewith from Borrower in favor of Lender in the principal amount of Three Million and 00/100 Dollars ($3,000,000.00), as the same may be amended, restated, modified or replaced from time to time.

(j)            Person:  A natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

(k)           Security Agreement:  That certain Cash Collateral Agreement dated as of even date herewith from Borrower in favor of Lender, as the same may be amended, restated, modified or replaced from time to time.

2.            LOAN.  From the date hereof until and including the Maturity Date under the Note, Borrower may borrow, repay and reborrow, and Lender may advance and readvance under the Note from time to time, so long as the total principal balance outstanding at any one time does not exceed the lesser of (i) principal amount stated on the face of the Note or (ii) the balance of the Funds (as set forth in the Security Agreement). Lender's obligation to make advances under the Note shall terminate upon the earlier to occur of: (i) an Event of Default under this Agreement, or any other Loan Document, or (ii) the Maturity Date under the Note.  Lender shall be under no obligation whatsoever to make any advances to Borrower after the Maturity Date under the Note.

3.            EXPENSES:  Borrower shall pay all out-of-pocket expenses incurred by Lender in connection with the Loan during the term of the Loan, including without limitation documentary stamp taxes, if applicable, intangible taxes, if applicable, recording expenses, and the fees of the attorneys for Lender. The Borrower shall also pay any and all insurance premiums, taxes, assessments, and other charges, liens and encumbrances upon the Collateral.  Such amounts, unless sooner paid, shall be paid from time to time as Lender shall request either to the Person to whom such payments are due or to Lender if Lender has paid the same.

4.            WARRANTIES AND REPRESENTATIONS. Borrower represents and warrants (which representations and warranties shall be deemed continuing) as follows:

(a)            Organization Status.  Borrower (i) is duly organized under the laws of the State of Delaware, (ii) is in good standing under the laws of the State of Delaware and Florida, (iii) is qualified to do business in the State of Florida, and (iv) has shares of stock which have been duly and validly issued.

(b)            Compliance with Laws.  Borrower is in compliance with all laws, regulations, ordinances and order of all Governmetal Authorities

(c)            Accurate Information.  All information now and hereafter furnished to Lender is and will be true, correct and complete in all material respects. Any such information relating to Borrower's financial condition has and will accurately reflect such financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents.

(d)            Authority to Enter into Loan Documents.  The Borrower has full power and authority to enter into the Loan Documents and consummate the transactions contemplated hereby, and the facts and matters expressed or implied in the opinions of its legal counsel are true and correct.

(e)            Validity of Loan Documents.  The Loan Documents have been approved by those Persons having proper authority, and are in all respects legal, valid and binding according to their terms.

(f)            Priority of Lien on Personalty.  No chattel mortgage, bill of sale, security agreement, financing statement or other title retention agreement (except those executed in favor of Lender) has been or will be executed with respect to any of the Collateral or otherwise approved by Lender in accordance with the Security Agreement.

(g)            Conflicting Transactions of Borrower.  The consummation of the transaction hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any lease, loan or credit agreement, or other instrument to which Borrower is a party or by which they may be bound or affected.

(h)            Pending Litigation.  There are no actions, suits or proceedings pending against Borrower, or the Collateral, or circumstances which could lead to such action, suits or proceedings against or affecting Borrower, the Collateral, or involving the validity or enforceability of any of the Loan Documents, before or by any Governmental Authority, except actions, suits and proceedings which have been specifically disclosed to and approved by Lender in writing; and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

(i)             Discharge of Liens and Taxes.  Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

(j)             Sufficiency of Capital.  Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time.

(k)            ERISA.  Each employee pension benefit plan, as defined in Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

(l)             Indemnity. Borrower will indemnify Lender and its affiliates from and against any losses, liabilities, claims, damages, penalties or fines imposed upon, asserted or assessed against or incurred by Lender arising out of the inaccuracy or breach of any of the representations contained in this Agreement or any other Loan Documents.

(m)           No Default.  There is no Event of Default or default on the part of Borrower  under this Agreement, the Note or the Security Agreement, and no event has occurred and is continuing which with notice, or the passage of time, or either, would constitute a default under any provision thereof.

(n)            Brokerage. Any brokerage commission due in connection with the transaction contemplated hereby has been paid in full and any such commission coming due in the future will be paid promptly by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claim or loss arising by reason of any such brokerage commission. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claim or loss exists.

5.            COVENANTS.  Borrower covenants and agrees with Lender as follows:

(a)            Taxes.  Borrower certifies that it has filed or caused to be filed all federal, state and other tax returns which are required to be filed, and have paid or caused to be paid all taxes as shown on said returns or in any manner due to be paid (including, but not limited to, ad valorem and personal property taxes) or on any assessment received by Borrower and not being contested in good faith, to the extent that such taxes have become due.  Borrower further certifies that it has paid all other taxes, levies and charges of any nature, including any governmental charges.

(b)            Notice of Litigation.  Borrower shall promptly give Lender written notice of (a) a judgment entered against Borrower, or (b) the commencement of any action, suit, claim, counterclaim or proceeding against or investigation of Borrower which, if adversely determined, would materially adversely affect the business of Borrower, or which questions the validity of this Agreement, the Note or the Security Agreement, or any other actions or agreements taken or to be made pursuant to any of the foregoing.

(c)            Notice of Default.  Borrower shall promptly give Lender written notice of any act of default under any agreement with Lender or under any other contract to which Borrower is a party and of any acceleration of indebtedness caused thereby which would have a materially adverse affect to the business of Borrower.

(d)            Reports.  Borrower shall promptly furnish Lender with copies of all governmental agency, and other special reports pertaining to or affecting Borrower, which would materially adversely affect the business of Borrower.

(e)            Change in Ownership, Control or Management of Borrower.  Borrower shall not change its ownership or control during the term of the Loan, without the prior written consent of Lender.

(f)             Change in Fiscal Year. Borrower shall not change its fiscal year without the prior written consent of Lender. Borrower's fiscal year ends on December 31.

(g)            No Sale of Assets.  Borrower shall not, during the term of the Loan, transfer any material portion of its assets unless such transfer is in the ordinary course of Borrower's business, for fair market value and such fair market value is given to Borrower, in its sole name, and such transfer will not have a material adverse effect on the financial condition of Borrower and/or its ability to perform the obligations hereunder, as determined by Lender in its sole and absolute discretion.

(h)            Title to Collateral.  Borrower will deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any of the Collateral.

(i)             [Intentionally Deleted.]

(j)             Collection of Insurance Proceeds.  Borrower will cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds of the Collateral lawfully or equitably payable to it in connection with the transaction contemplated hereby and the collection of any indebtedness or obligation of Borrower to Lender incurred hereunder.

(k)            Indebtedness.  Borrower shall not incur, create, assume or permit to exist any indebtedness or liability for borrowed money secured by the Collateral.

(l)             Guaranties.  Except as may be in existence prior to the date hereof, as previously disclosed to the Lender, Borrower shall not guarantee or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness of any other Person, or otherwise.

(m)           [Intentionally Deleted.]

(n)            Further Assurances and Preservation of Security.  Borrower will do all acts and execute all documents for the better and more effective carrying out of the terms of this Agreement, as Lender shall reasonably require from time to time, and will do such other acts necessary or desirable to preserve and protect the Collateral at any time securing the Note, as Lender may reasonably require.

(o)            No Assignment.  Borrower shall not assign this Agreement or any interest therein and any such assignment is void and of no effect.  Lender may assign this Agreement and any other Agreements contemplated hereby, and all of its rights hereunder and thereunder, in connection with the sale of all or substantially all assets of Lender and all provisions of this Agreement shall continue to apply to the Loan.  Lender agrees to notify Borrower of any such assignment.  Lender also shall have the right to participate the Loan with any other lending institution, provided that no such participants shall have any rights under this Agreement or any other Loan Documents.

(p)            Access to Books and Records.  Borrower shall allow Lender, or its agents, after reasonable prior notice and during reasonable normal business hours, to access Borrower's books, records and such other documents, and allow Lender, at Borrower's expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof.

(q)           Business Continuity.  Borrower shall conduct its business in substantially the same manner and locations as such business is now and has previously been conducted during the term of the Loan.

(r)             Insurance.  Borrower shall obtain, maintain and keep in full force and effect during the term of the Loan adequate insurance coverage, with all premiums paid thereon and without notice or demand, with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses.

(s)            Subordination of Debt.  Borrower will fully subordinate all of the Borrower's debts owed to third parties, including, without limitation, officers, employees, stockholders, and affiliates, upon terms and conditions acceptable to Lender. Notwithstanding the foregoing, so long as the Borrower is in compliance with the financial covenants contained herein and there is no Event of Default, and no condition exists, which but for the giving of notice or the passage of time would constitute and Event of Default, the Borrower shall be permitted to make regular scheduled payments of principal and interest on such subordinated debt.

(t)             Indemnification. Borrower hereby indemnifies and hold Lender, its directors, officers, agents, employees and attorneys harmless from and against any liability, loss, expenses, damage of any nature, and claims, including, without limitation, brokers' claims, arising in connection with the Loan.

(u)            Estoppel Certificate. At any time during the term of the Loan, within ten (10) Business Days after written demand of such Borrower by the Lender therefor, the Borrower shall deliver to the Lender a certificate, duly executed and in form satisfactory to the Lender, stating and acknowledging, to the best of such Borrower's knowledge, the then unpaid principal balance of, and interest due and unpaid, under the Loan, the fact that there are no defenses, off sets, counterclaims or recoupments thereto (or, if such should not be the fact, then the facts and circumstances relating to such defenses, off sets, counterclaims or recoupments).

(v)            Depository Relationship. At all times during the term of the Loan, the Borrower and its affiliates, including its parent, LGL Group, shall maintain their primary depository account(s) and treasury management services with Lender.  Notwithstanding the foregoing, Borrower and its affiliates and parent may maintain other depository accounts with other banking institutions with written approval from Lender (that shall not be unreasonably withheld, conditioned or delayed) where reasonably required to meet Borrowers' petty cash needs in geographic areas where Lender does not maintain branch offices.

6.            FINANCIAL AND REPORTING REQUIREMENTS.
(a)            Borrower and LGL Group's Annual Financial Statements.  Within 120 days after the end of each fiscal year, Borrower supply Lender with (i) an annual audited financial statement of LGL Group, Inc., which shall include Borrower's separate financial statements, on a consolidated and consolidating basis, for the prior fiscal year in form acceptable to Lender in its sole and absolute discretion, and (ii) such supporting documentation as Lender reasonably requests.

(b)            Borrower and LGL Group's Quarterly Financial Statements. Within 60 days after the end of each fiscal quarter, Borrower supply Lender with (i) a quarterly management-prepared  financial statement of LGL Group, Inc., which shall include Borrower's separate financial statements, on a consolidated and consolidating basis, for the prior fiscal quarter in form acceptable to Lender in its sole and absolute discretion, prepared in accordance with GAAP and all other applicable statutes, and (ii) such supporting documentation as Lender reasonably requests.

(c)            Form of Financial Statements. The form of each financial statement as required in Sections (a) and (b) above, shall be acceptable to Lender in its reasonable discretion, shall be certified by each party to be correct and complete in all material respects, subject to year-end adjustments in accordance with GAAP, and shall include a complete description of all contingent liabilities, including, without limitation, all indebtedness guaranteed.

7.             DEFAULT.  Upon the occurrence of any of the following events (each an "Event of Default" and collectively, the "Events of Default"), Lender may at its option exercise any of its remedies set forth herein:
(a)            Borrower fails to pay any amounts due under this Agreement or the Note within ten (10) days of when due, whether on the scheduled due date or upon acceleration, maturity or otherwise; or

(b)            A "Default" or an "Event of Default" (as defined in each respective document) occurs (beyond any applicable notice and cure period) under any of the Loan Documents; or

(c)            If any warranty or representation made by Borrower in this Agreement or pursuant to the terms hereof shall at any time be false or misleading in any material respect; or

(d)            The dissolution of, termination of existence of, loss of good standing status (if not reinstated within 30 days of loss of such good standing status) by Borrower, or any party to the Loan Documents; or

(e)            Borrower becomes the subject of any voluntary bankruptcy proceeding, in or out of court, for the adjustment of debtor-creditor relationships; or

(f)             Borrower becomes the subject of any involuntary bankruptcy proceeding, in or out of court, for the adjustment of debtor-creditor relationships and such proceeding continues un-dismissed for sixty (60) consecutive days; or

(g)            The entry of a judgment against Borrower which remains un-discharged or bonded for sixty (60) days following the entry of such judgment, which Lender deems to be of a material nature, in Lender's sole discretion; or

(h)            The seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of Borrower; or

(i)              If a "default" (after the lapse of any grace periods or conditions) exists beyond any applicable cure period under any loan, contract or agreement (other than the Loan Documents) extended by Lender or any of its affiliates to Borrower, as the same may be amended, restated, modified or replaced from time to time; or

(j)             The failure of Borrower to timely provide any of the information as required in Section 6 (a) and (b) above; or

(k)            The failure of Borrower to timely satisfy any of the covenants as required in Section 6 (a) and (b) above; or

(l)             The failure of the Borrower's business to comply with, in all respects, (1) all applicable laws, ordinances, regulations and requirements now or hereafter in effect wherever its business is conducted, including all environmental protection laws, and (2) all applicable decrees, orders, and judgments, and (3) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except in each case where the failure to so comply would not reasonably be expected to have a material adverse effect on Borrower's operations, properties or financial condition; or

(m)            Other than the defaults set forth under this Section 7 (a) through (l) above, if Borrower fails to perform any other obligation under the Loan Documents and such failure shall continue for thirty (30) days after receipt of notice thereof from the Lender.

8.            REMEDIES OF LENDER.  Upon the happening of an Event of Default, then Lender may, at its option, upon written notice to Borrower:
(a)            Cancel this Agreement;
(b)            Commence an appropriate legal or equitable action to enforce performance of this Agreement;
(c)            Accelerate the payment of the Note and the Loan and any other sums secured by the Security Agreement, apply all or any portion of any equity funds toward payment of the Loan, and commence appropriate legal and equitable action to  collect all such amounts due Lender;
(d)            Exercise any other rights or remedies Lender may have under the Security Agreement or other Loan Documents referred to in this Agreement or executed in connection with the Loan or which may be available under applicable law.

9.            GENERAL TERMS.  The following shall be applicable throughout the period of this Agreement or thereafter as provided herein:
(a)            Rights of Third Parties.  All conditions of the Lender hereunder are imposed solely and exclusively for the benefit of Lender and its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will make advances in the absence of strict compliance with any or all thereof, and no other Person shall, under any circumstances, be deemed to be a beneficiary of this Agreement or the Loan Documents, any provisions of which may be freely waived in whole or in part by the Lender at any time if, in its sole discretion, it deems it desirable to do so.
(b)            Borrower is not Lender's Agent.  Nothing in this Agreement, the Note, the Security Agreement, or any other Loan Document shall be construed to make the Borrower the Lender's agent for any purpose whatsoever, or the Borrower and Lender partners, or joint or co‑venturers, and the relationship of the parties shall, at all times, be that of debtor and creditor.

(c)            Loan Expense/Enforcement Expense. Borrower agrees to pay to Lender on demand all reasonable costs and expenses incurred by Lender in seeking to enforce Lender's rights and remedies under this Agreement, including court costs, costs of alternative dispute resolution and reasonable attorneys' fees and costs, whether or not suit is filed or other proceedings are initiated hereon.
(d)            [Intentionally Deleted].
(e)            Headings.  The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and shall not limit or otherwise affect any of the terms hereof.

(f)            Invalid Provisions to Affect No Others.  If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

(g)           Application of Interest to Reduce Principal Sums Due.  In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by Lender to reduce the principal sum of the Loan or any other amounts due Lender hereunder.

(h)            Governing Law.  The laws of the State of Florida shall govern the interpretation and enforcement of this Agreement.

(i)             Number and Gender.  Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the others and shall apply jointly and severally.

(j)             [Intentionally Deleted].

(k)            Waiver.  If Lender shall waive any provisions of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver and shall never be construed as such; and Lender shall thereafter have the right to insist upon the enforcement of such conditions or provisions.  Furthermore, no provision of this Agreement shall be amended, waived, modified, discharged or terminated, except by instrument in writing signed by the parties hereto.

(l)             Notices.  All notices from the Borrower to Lender and Lender to Borrower required or permitted by any provision of this Agreement shall be in writing and sent by registered or certified mail or nationally recognized overnight delivery service and addressed as follows:

TO LENDER:                                                             CITY NATIONAL BANK OF FLORIDA
25 West Flagler Street
Miami, Florida 33130  Attention:  Legal Department

TO BORROWER:	M-TRON INDUSTRIES, INC.
2525 Shader Road
Orlando, Florida 32804
Attention: LaDuane Clifton, CFO

Such addresses may be changed by such notice to the other party.  Notice given as hereinabove provided shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is addressed on the third calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice.
(m)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding on the parties hereto and their heirs, legal representatives, successors and assigns; but nothing herein shall authorize the assignment hereof by the Borrower.

(n)            USA Patriot Act Notice.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

(o)            Counterparts, Facsimiles.  This Agreement may be executed in counterparts. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Any counterpart evidencing signature by one party that is delivered by facsimile by such party to the other party hereto shall be binding on the sending party when such facsimile is sent (unless otherwise stated), and such sending party shall within ten (10) days thereafter deliver to the other parties a hard copy of such executed counterpart containing the original signature of such party or its authorized representative.

(p)            WAIVER OF JURY TRIAL.  LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT TO BE CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

                     [CONTINUES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed on the date first above written.

BORROWER:

M-TRON INDUSTRIES, INC., a Delaware corporation

By:  /s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer and Secretary

LENDER:

CITY NATIONAL BANK OF FLORIDA

By:       /s/ Tyler Kurau
Name:   Tyler Kurau
Title:       Senior Vice President

STATE OF FLORIDA §
COUNTY OF ORANGE §

The foregoing instrument was acknowledged before me on September 30, 2014 by R. LaDuane Clifton, CFO and Secretary of M-TRON INDUSTRIES, INC., a Delaware corporation, on behalf of the corporation.  He is personally known to me ~~or [   ] produced a driver's license as identification~~, and did not take an oath.

/s/ Alice Schween
(NOTARY SEAL)	NOTARY SIGNATURE

Alice Schween
Notary Public, State of FL
Commission Number: FF041865
My Commission Expires: 8/1/17

STATE OF FLORIDA §
COUNTY OF ORANGE §

The foregoing instrument was acknowledged before me on September 30, 2014 by Tyler Kurau, as Senior Vice President of CITY NATIONAL BANK OF FLORIDA, on behalf of the bank.  He~~/She~~ is personally known to me ~~or [   ] produced a driver's license as identification~~, and did not take an oath.

/s/ Kristin Riberdy
(NOTARY SEAL)	NOTARY SIGNATURE

Kristin Riberdy
Notary Public, State of FL
Commission Number: EE099770
My Commission Expires: 6/5/15